OPTIMUM REPORTS FIRST QUARTER 2026 RESULTS
NEW YORK (May 7, 2026) -- Optimum Communications, Inc. (NYSE: OPTU) today reports results for the first quarter ended March 31, 2026.
Dennis Mathew, Optimum Chairman and Chief Executive Officer, said: "The first quarter reflects the deliberate choices we are making to build a more resilient business over time. We continued to navigate an intense competitive environment with strategic focus, executing against our core priorities of strengthening broadband trends, maintaining financial discipline, and investing for long-term value creation. These efforts contributed to year-over-year margin expansion, underscoring our focus on operating efficiency and disciplined execution. In doing so, we took meaningful steps toward simplifying how we go to market, improving the quality of our subscriber base and advancing our convergence strategy to drive more consistent returns. We were encouraged by strong momentum in mobile, which delivered its strongest quarter in six years with 52k net additions, reinforcing our conviction in multi-product relationships, with growth increasingly driven by customers with stronger engagement, supporting lower churn and improved lifetime value. We believe these actions, alongside our ongoing work to evolve our capital structure, are the right foundation for creating durable long-term value for our customers, our employees, and our shareholders."
First Quarter 2026 Overview
•Total revenue of $2.07 billion in Q1 2026 (-4.0% year over year)
•Residential revenue of $1.56 billion in Q1 2026 (-6.5% year over year)
◦Residential average revenue per user (ARPU)(1) $132.32 (-1.2% year over year)
◦Convergence ARPU(2) $79.32 (+1.2% year over year)
•Net loss attributable to stockholders of ($2,884.1) million (($6.10)/share on a diluted basis) in Q1 2026, includes a non-cash impairment charge of $2.7 billion related to our indefinite-lived cable franchise rights, compared to ($75.7) million (($0.16)/share on a diluted basis) in Q1 2025
•Net cash flows from operating activities of $170.3 million (-9.2% year over year) in Q1 2026
•Adjusted EBITDA(3) of $789.0 million (-1.3% year over year), margin of 38.2% in Q1 2026
•Cash capital expenditures of $307.7 million (-13.6% year over year), capital intensity(4) of 14.9% in Q1 2026
•Free Cash Flow (deficit)(3) of ($137.4) million in Q1 2026 compared to ($168.6) million in Q1 2025
First Quarter 2026 Key Operational Highlights
•Advancing Broadband Strategy Amid Competitive Market; Net Losses of 64k
◦Total broadband primary service units (PSUs) net losses of -64k in Q1 2026(5), which includes an adjustment related to prior periods of 8k, compared to -37k in Q1 2025, ending total broadband subscribers of 4.1 million
◦Advancing a simplified go-to-market approach and proactive base management initiatives to improve sales momentum, customer lifetime value and reduce churn
◦Residential broadband customer base continues to move to higher speed tiers, with 47% of the base taking 1 Gig or higher speeds at the end of Q1 2026, which grew in the last 3 years from 21% in Q1 2023
•Best Mobile Line Net Add Performance in 6 Years, with +52k Line Net Additions in Q1 2026
◦Mobile line net additions of +52k in Q1 2026, representing the strongest quarterly performance in six years, bringing total mobile lines to 674k
◦Residential mobile service revenue grew 35% year over year to $50 million in Q1 2026, compared to $37 million in Q1 2025

◦Residential mobile penetration of the broadband base(6) reached 8.8% at end of Q1 2026, compared to 6.3% in Q1 2025
•Improved Video Margin and Churn Supported by Adoption of New Tiered Offerings
◦New tiered video packages, Entertainment TV, Extra TV, and Everything TV reached 17% penetration of the residential video base at the end of Q1 2026, up from 6% in Q1 2025
◦Continued migration from legacy video packages to new tiered offerings improves retention and strengthens video margin profile
◦Video gross margin in Q1 2026 expanded by approximately 1,000 basis points in the last three years compared to Q1 2023
◦Annualized video churn improved by approximately 690 basis points year over year in Q1 2026
◦Residential video ARPU(7) grew +3.7% year-over-year, partially offsetting video volume declines in revenue
•Driving Margin Expansion Through Cost Discipline and Efficiency
◦Gross margin of 69.4% in Q1 2026 expanded by 60 basis points year over year
◦Adjusted EBITDA(3) margin of 38.2% in Q1 2026 expanded by 110 basis points year over year, reflecting cost discipline
◦Efficiency gains were driven by workforce productivity initiatives, lower truck rolls, and increased use of AI-enabled tools and automation
•Expanding and Enhancing Our Networks
◦Added +38k total new passings in Q1 2026 and +190k total new passings in the last twelve months (LTM)
◦At the end of Q1 2026, approximately 96% of the total footprint had 1 Gig or higher speeds available
◦Lightpath expansion continues to progress, with capital being deployed to support the previously announced $362 million of total contract value of AI-driven awards
Balance Sheet Review as of March 31, 2026
•Consolidated net debt(8) for Optimum Communications was $25,488 million, representing consolidated net leverage of 7.5x L2QA(9)
◦The weighted average cost of debt for consolidated Optimum Communications was 6.8% and the weighted average life of debt was 3.1 years
•Net debt(8) for CSC Holdings, LLC Restricted Group was $21,200 million, representing net leverage of 20.3x L2QA(9)
◦The weighted average cost of debt for CSC Holdings, LLC Restricted Group was 6.6% and the weighted average life of debt was 3.0 years
•Consolidated net debt(8) for Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC (the "UnSub Group") was $2,751 million, representing consolidated net leverage of 1.4x L2QA(9)
◦The weighted average cost of debt for the UnSub Group was 9.0% and the weighted average life of debt was 2.7 years
•Consolidated net debt(8) for Lightpath was $1,560 million, representing net leverage of 4.8x L2QA(9)
◦The weighted average cost of debt for Lightpath Consolidated was 5.6% and the weighted average life of debt was 4.9 years

Shares Outstanding
•As of March 31, 2026, Optimum Communications had 476,283,057 combined shares of Class A and Class B common stock outstanding
Recent Refinancing Activity
•On March 3, 2026, Cablevision Lightpath LLC (“Lightpath”), through its wholly owned and bankruptcy-remote indirect subsidiary Lightpath Fiber Issuer LLC, refinanced all of its outstanding indebtedness through an asset‑backed securitization transaction. In connection with the refinancing, Lightpath repaid in full and terminated all prior debt facilities, including its senior notes due 2028, senior secured notes due 2027 and its term loan facility balance previously outstanding.
•On January 12, 2026, Cablevision Litchfield, LLC (“Cablevision Litchfield”) and CSC Optimum Holdings, LLC (“CSC Optimum”), each indirect wholly-owned subsidiaries of Optimum Communications, entered into an amended and restated credit agreement, providing for an incremental term loan commitment in an aggregate principal amount of $1.1 billion. This loan commitment has the same terms as the initial term loans extended pursuant to the credit agreement with JPMorgan Chase Bank, N.A (entered into in November 2025) including maturity, interest rate and amortization. The proceeds from the loans made pursuant to the incremental term loan commitment were used to refinance all of the outstanding debt under a receivables facility loan and security agreement (entered into in July 2025) and pay certain fees and expenses relating to the foregoing, with any remaining proceeds being used for general corporate purposes.

Customer Metrics (in thousands, except per customer amounts)
	Q1-24	Q2-24	Q3-24(10)	Q4-24(11)	FY-24(11)	Q1-25	Q2-25	Q3-25	Q4-25	FY-25	Q1-26(5)
Total Passings(12)	9,679.3	9,746.4	9,784.7	9,830.8	9,830.8	9,856.1	9,891.5	9,942.9	10,008.2	10,008.2	10,045.9
Total Passings additions	50.6	67.2	38.3	54.4	210.4	25.2	35.4	51.4	65.2	177.3	37.8
Total Customer Relationships(13)(14)
Residential	4,326.8	4,272.3	4,217.5	4,173.7	4,173.7	4,130.5	4,088.0	4,028.6	3,963.8	3,963.8	3,897.0
SMB	379.7	379.7	378.4	376.6	376.6	375.3	374.3	371.9	369.9	369.9	367.1
Total Unique Customer Relationships	4,706.5	4,652.0	4,595.9	4,550.3	4,550.3	4,505.9	4,462.2	4,400.5	4,333.6	4,333.6	4,264.1
Residential net additions (losses)	(36.3)	(54.5)	(54.8)	(41.8)	(187.4)	(43.2)	(42.5)	(59.3)	(64.9)	(209.9)	(66.8)
Business Services net additions (losses)	(0.7)	0.0	(1.2)	(1.8)	(3.7)	(1.3)	(1.1)	(2.4)	(2.0)	(6.7)	(2.8)
Total customer net additions (losses)	(37.0)	(54.5)	(56.1)	(43.6)	(191.1)	(44.4)	(43.6)	(61.7)	(66.9)	(216.6)	(69.5)
Residential PSUs
Broadband	4,139.7	4,088.7	4,039.5	3,999.9	3,999.9	3,963.3	3,928.3	3,872.2	3,811.4	3,811.4	3,749.6
Video	2,094.7	2,021.9	1,944.8	1,880.1	1,880.1	1,792.4	1,736.3	1,674.9	1,628.4	1,628.4	1,570.7
Telephony	1,452.1	1,391.1	1,326.0	1,269.2	1,269.2	1,200.0	1,147.8	1,093.1	1,041.6	1,041.6	994.9
Broadband net additions (losses)	(29.4)	(51.0)	(49.2)	(37.7)	(167.3)	(36.6)	(35.0)	(56.2)	(60.7)	(188.4)	(61.9)
Video net additions (losses)	(77.7)	(72.8)	(77.0)	(64.3)	(291.8)	(87.7)	(56.1)	(61.4)	(46.5)	(251.7)	(57.7)
Telephony net additions (losses)	(63.1)	(61.1)	(65.1)	(56.7)	(246.0)	(69.2)	(52.2)	(54.7)	(51.5)	(227.7)	(46.7)
Residential ARPU(1) ($)	135.67	135.95	135.77	133.95	135.44	133.93	133.68	133.28	134.49	134.18	132.32
Convergence ARPU(2) ($)	75.57	76.36	77.43	77.47	76.77	78.38	77.95	78.26	80.87	79.09	79.32
SMB PSUs
Broadband	348.5	348.8	347.7	346.1	346.1	345.7	345.6	343.6	342.0	342.0	339.7
Video	87.3	85.4	83.3	81.0	81.0	78.7	76.6	74.6	72.6	72.6	70.4
Telephony	200.7	199.2	196.8	194.5	194.5	191.9	188.9	185.6	182.5	182.5	179.2
Broadband net additions (losses)	(0.4)	0.3	(1.1)	(1.6)	(2.8)	(0.4)	(0.1)	(2.1)	(1.5)	(4.1)	(2.3)
Video net additions (losses)	(2.3)	(1.9)	(2.1)	(2.2)	(8.5)	(2.4)	(2.0)	(2.0)	(2.0)	(8.5)	(2.1)
Telephony net additions (losses)	(2.6)	(1.4)	(2.4)	(2.3)	(8.8)	(2.6)	(3.0)	(3.3)	(3.1)	(12.0)	(3.3)
Total Mobile Lines(15)
Mobile ending lines	351.6	384.5	420.1	459.6	459.6	508.6	546.4	584.4	622.5	622.5	674.1
Mobile line net additions	29.3	33.0	35.5	39.5	137.4	49.0	37.8	38.0	38.1	162.9	51.6

Fiber (FTTH) Customer Metrics (in thousands)
	Q1-24	Q2-24	Q3-24	Q4-24	FY-24	Q1-25	Q2-25	Q3-25	Q4-25	FY-25	Q1-26
FTTH Total Passings(16)	2,780.0	2,842.0	2,893.7	2,961.8	2,961.8	2,995.0	3,023.4	3,053.0	3,096.0	3,096.0	3,121.6
FTTH Total Passing additions	44.8	62.0	51.7	68.1	226.6	33.2	28.5	29.6	43.0	134.2	25.6
FTTH Residential customer relationships	385.2	422.7	468.5	523.4	523.4	590.2	644.6	683.6	694.8	694.8	706.7
FTTH SMB customer relationships	9.4	11.4	13.1	14.7	14.7	16.5	18.5	19.8	21.2	21.2	22.4
FTTH Total Customer Relationships(17)	394.6	434.1	481.6	538.2	538.2	606.7	663.0	703.5	715.9	715.9	729.1
FTTH Residential net additions	51.4	37.5	45.7	55.0	189.6	66.7	54.4	39.0	11.1	171.3	12.0
FTTH SMB net additions	1.9	2.0	1.7	1.7	7.2	1.8	1.9	1.4	1.3	6.4	1.2
FTTH Total Customer Net Additions	53.2	39.5	47.4	56.6	196.8	68.5	56.3	40.4	12.5	177.8	13.2

Optimum Communications, Inc. Consolidated Operating Results ($ and shares in thousands, except per share data) (unaudited)
	Three Months Ended March 31,
	2026	2025

Revenue:

Broadband	$850,039	$899,561
Video	602,223	665,568
Telephony	58,406	66,412
Mobile	49,549	36,699
Residential revenue	1,560,217	1,668,240
Business services and wholesale	364,300	363,545
News and Advertising	119,674	102,410
Other	21,177	18,087
Total revenue	2,065,368	2,152,282
Operating expenses:
Programming and other direct costs	631,129	670,531
Other operating expenses	660,203	698,186
Restructuring, impairments and other operating items	2,727,629	21,622
Depreciation and amortization	406,496	418,485
Operating income	(2,360,089)	343,458
Other income (expense):
Interest expense, net	(457,819)	(428,016)
Gain on investments and sale of affiliate interests	—	5
Gain (loss) on interest rate swap contracts, net	2,398	(1,719)
Loss on extinguishment of debt and write-off of deferred financing costs	(106,045)	—
Other expense, net	(529)	(963)
Loss before income taxes	(2,922,084)	(87,235)
Income tax benefit	45,108	15,964
Net loss	(2,876,976)	(71,271)
Net income attributable to noncontrolling interests	(7,095)	(4,405)
Net loss attributable to Optimum Communications stockholders	$(2,884,071)	$(75,676)
Net loss per share:
Basic and diluted net loss per share attributable to Optimum Communications, Inc. stockholders	$(6.10)	$(0.16)
Basic and diluted weighted average common shares (in thousands)	472,420	464,862

Optimum Communications, Inc. Consolidated Statements of Cash Flows ($ in thousands) (unaudited)
	Three Months Ended March 31,
	2026	2025

Cash flows from operating activities:
Net loss	$(2,876,976)	$(71,271)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	406,496	418,485
Indefinite-lived cable franchise rights impairment	2,700,000	—
Gain on investments, sale of assets or sale of affiliate interests	—	(5)
Loss on extinguishment of debt and write-off of deferred financing costs	106,045	—
Amortization of deferred financing costs and discounts (premiums) on indebtedness	9,911	3,992
Share-based compensation expense	14,977	15,449
Deferred income taxes	(111,441)	(127,410)
Decrease in right-of-use assets	10,931	11,150
Allowance for credit losses	20,628	16,196
Other	479	399
Change in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	13,941	17,187
Prepaid expenses and other assets	(79,588)	(55,377)
Amounts due from and due to affiliates	(8,277)	13,905
Accounts payable and accrued liabilities	(29,207)	42,958
Interest payable	(26,611)	(120,856)
Deferred revenue	18,043	18,816
Interest rate swap contracts	932	3,865
Net cash provided by operating activities	170,283	187,483
Cash flows from investing activities:
Capital expenditures	(307,704)	(356,124)
Payments for acquisitions, net of cash acquired	—	(7,616)
Other, net	3,031	191
Net cash used in investing activities	(304,673)	(363,549)
Cash flows from financing activities:
Proceeds from long-term debt	2,756,954	450,000
Repayment of debt	(2,524,081)	(220,014)
Principal payments on finance lease obligations	(6,289)	(17,262)
Additions to deferred financing costs	(112,630)	—
Other, net	(7,929)	(13,997)
Net cash provided by financing activities	106,025	198,727
Net increase (decrease) in cash and cash equivalents	(28,365)	22,661
Effect of exchange rate changes on cash and cash equivalents	17	(54)
Net increase (decrease) in cash, cash equivalents and restricted cash	(28,348)	22,607
Cash, cash equivalents and restricted cash at beginning of year	1,141,443	256,824
Cash, cash equivalents and restricted cash at end of year	$1,113,095	$279,431

Reconciliation of Non-GAAP Financial Measures
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, non-operating income or expenses, gain (loss) on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on derivative contracts, gain (loss) on investments and sale of affiliate interests, interest expense, net, depreciation and amortization, share-based compensation, restructuring, impairments and other operating items (such as significant legal settlements and contractual payments for terminated employees). We define Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our business and from intangible assets recognized from acquisitions, as well as certain non-cash and other operating items that affect the period-to-period comparability of our operating performance. In addition, Adjusted EBITDA is unaffected by our capital and tax structures and by our investment activities.
We believe Adjusted EBITDA is an appropriate measure for evaluating our operating performance. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance and evaluate management’s effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to our ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.
We also use Free Cash Flow (defined as net cash flows from operating activities less cash capital expenditures) as a liquidity measure. We believe this measure is useful to investors in evaluating our ability to service our debt and make continuing investments with internally generated funds, although it may not be directly comparable to similar measures reported by other companies.

Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands) (unaudited)
	Three Months Ended March 31,
	2026	2025

Net loss	$(2,876,976)	$(71,271)
Income tax benefit	(45,108)	(15,964)
Other expense, net	529	963
Loss (gain) on interest rate swap contracts, net	(2,398)	1,719
Gain on investments and sale of affiliate interests	—	(5)
Loss on extinguishment of debt and write-off of deferred financing costs	106,045	—
Interest expense, net	457,819	428,016
Depreciation and amortization	406,496	418,485
Restructuring, impairments and other operating items	2,727,629	21,622
Share-based compensation	14,977	15,449
Adjusted EBITDA	$789,013	$799,014
Adjusted EBITDA margin	38.2%	37.1%

Reconciliation of net cash flow from operating activities to Free Cash Flow (Deficit) (in thousands) (unaudited)
	Three Months Ended March 31,
	2026	2025

Net cash flows from operating activities	$170,283	$187,483
Less: Capital expenditures (cash)	307,704	356,124
Free Cash Flow (Deficit)	$(137,421)	$(168,641)

Consolidated Net Debt as of March 31, 2026 ($ in millions)
CSC Holdings, LLC Restricted Group	Principal Amount	Coupon / Margin	Maturity
Drawn RCF	$2,125	SOFR+2.350%	2027
Term Loan B-5	2,820	ABR(18)	2027
Guaranteed Notes	1,310	5.500%	2027
Guaranteed Notes	1,000	5.375%	2028
Guaranteed Notes	1,000	11.250%	2028
Guaranteed Notes	2,050	11.750%	2029
Guaranteed Notes	1,750	6.500%	2029
Guaranteed Notes	1,100	4.125%	2030
Guaranteed Notes	1,000	3.375%	2031
Guaranteed Notes	1,500	4.500%	2031
Senior Notes	1,046	7.500%	2028
Legacy unexchanged Cequel Notes	4	7.500%	2028
Senior Notes	2,250	5.750%	2030
Senior Notes	2,325	4.625%	2030
Senior Notes	500	5.000%	2031
CSC Holdings, LLC Restricted Group Gross Debt	21,780
CSC Holdings, LLC Restricted Group Cash	(580)
CSC Holdings, LLC Restricted Group Net Debt	$21,200

CSC Holdings, LLC Restricted Group Undrawn RCF	$149.7

UnSub Group Credit Agreement	Principal Amount	Coupon / Margin	Maturity
Term Loan B-8	$3,100	9.000%	2028
UnSub Group cash	(349)
UnSub Net Debt	$2,751

Lightpath Consolidated	Principal Amount	Coupon / Margin	Maturity
Secured Fiber Network Revenue Note	$1,527	5.597%	2031
Secured Fiber Network Revenue Note	130	5.890%	2031
Lightpath Consolidated Gross Debt	1,657
Lightpath Consolidated Cash	(97)
Lightpath Consolidated Net Debt	$1,560

Lightpath Consolidated available and undrawn under Variable Funding Note	$93.9

Net Leverage Schedule as of March 31, 2026 ($ in millions)

	CSC Holdings Restricted Group(19)	Lightpath Consolidated(21)	UnSub Group	Optimum Communications Consolidated

Gross Debt Consolidated(20)	$21,780	$1,657	$3,100	$26,537
Cash	(580)	(97)	(349)	(1,049)
Net Debt Consolidated(8)	$21,200	$1,560	$2,751	$25,488
LTM EBITDA	$1,002	$296	$2,014	$3,326
L2QA EBITDA	$1,042	$325	$2,009	$3,382
Net Leverage (LTM)	21.2x	5.3x	1.4x	7.7x
Net Leverage (L2QA)(9)	20.3x	4.8x	1.4x	7.5x
WACD(%)	6.6%	5.6%	9.0%	6.8%

Reconciliation to Financial Reported Debt
Optimum Communications Consolidated
Total Debenture and Loans from Financial Institutions (Carrying Amount)	$26,339
Unamortized financing costs and discounts, net of unamortized premiums	198
Gross Debt Consolidated(20)	26,537
Finance leases	104
Total Debt	26,641
Cash	(1,049)
Net Debt Including Finance Leases	$25,592

(1)Residential ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband, video, telephony and mobile services to residential customers by the average number of total residential customers for the same period and excludes mobile-only customer relationships.
(2)Convergence ARPU is calculated by dividing the average monthly revenue for the respective period derived from the sale of broadband and mobile services to residential customers by the average number of total residential broadband customers for the same period and excludes mobile-only customer relationships.
(3)See “Reconciliation of Non-GAAP Financial Measures” beginning on page 7 of this earnings release.
(4)Capital intensity refers to total cash capital expenditures as a percentage of total revenue.
(5)Broadband subscriber net adds video subscriber net adds in Q1-26 include subscriber adjustments taken in the quarter related to prior periods. Excluding these adjustments broadband subscriber net losses would have been 56k and video subscriber net losses would have been 50k.
(6)Mobile penetration of broadband base is expressed as the percentage of customers subscribing to both broadband and mobile services divided by the total broadband customer base. Excludes mobile only customers.
(7)Video ARPU is calculated by dividing the average monthly residential video revenue for the respective period by the average number of total residential video customers for the same period.
(8)Net debt, defined as the principal amount of debt less cash, and excluding finance leases and other notes.
(9)L2QA leverage is calculated as quarter end net debt consolidated divided by the last two quarters of Adjusted EBITDA annualized.
(10)Customer metrics as of September 30, 2024 reflect adjustments to align to the Company’s bulk residential subscriber count policy, resulting in an increase of 4.7 thousand residential customer relationships, 3.8 thousand broadband customers and 5.2 thousand video customers. The impact of these adjustments to customer relationships, broadband and video customer net additions was not material for any period presented and as such prior period metrics were not restated.
(11)Subscriber net additions (losses) and passings additions exclude 8.3 thousand passings, 2.1 thousand customer relationships, 1.9 thousand broadband subscribers and 0.5 thousand video subscribers that were transferred in connection with a small system sale in Q4-24.
(12)Total passings represents the estimated number of single residence homes, apartments and condominium units passed by the HFC and FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our hybrid-fiber-coaxial (HFC) and fiber-to-the-home (FTTH) network. Broadband services were not available to approximately 26 thousand total passings and telephony services were not available to approximately 460 thousand total passings as of March 31, 2026.
(13)Total Unique Customer Relationships represent the number of households/businesses that receive at least one of our fixed-line services. Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our HFC and FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(14)Total Customer Relationship metrics do not include mobile-only customers.
(15)Mobile lines represent the number of residential and business customers’ wireless connections, which include mobile phone handsets and other mobile wireless connected devices. An individual customer relationship may have multiple mobile lines. The FY 2025 and Q1 2026 ending lines include approximately 17.6 thousand and 20.9 thousand lines related to business customers, respectively. The service revenue related to these business customers is reflected in "Business services and wholesale" in the table above.
(16)Represents the estimated number of single residence homes, apartments and condominium units passed by the FTTH network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our FTTH network.
(17)Represents number of households/businesses that receive at least one of our fixed-line services on our FTTH network. FTTH customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets on our FTTH network. Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group. Most of these accounts are also not entirely free, as they typically generate revenue through pay-per view or other pay services and certain equipment fees. Free status is not granted to regular customers as a promotion. In counting bulk residential customers, such as an apartment building, we count each subscribing unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.
(18)Beginning on March 31, 2025, we are required to pay interest on the Incremental Term Loan B-5 at a rate equal to the alternate base rate (“ABR”), plus the applicable margin, where the ABR is the greater of (x) prime rate or (y) the federal funds effective rate plus 50 basis points, and the applicable margin for any ABR loan is 1.50% per annum. Prior to March 31, 2025, we paid interest at a rate equal to Synthetic USD London Interbank Offered Rate plus 2.50% per annum.
(19)CSC Holdings, LLC Restricted Group excludes the unrestricted subsidiaries, primarily Lightpath Fiber Issuer LLC, Cablevision Funding LLC, Cablevision Litchfield, LLC and CSC Optimum Holdings, LLC, and certain subsidiaries of CSC Holdings designated as “unrestricted subsidiaries” for the purposes of the CSC Holdings silo on November 25, 2025.
(20)Principal amount of debt excluding finance leases and other notes.
(21)Amounts represent Lightpath Consolidated, which primarily consists of Lightpath Fiber Issuer LLC, as well as certain network assets between New York City and Ashburn, Virginia.

Certain numerical information is presented on a rounded basis. Minor differences in totals and percentage calculations may exist due to rounding.

Contacts
Investor Relations
John Hsu: +1 917 405 2097 / john.hsu@optimum.com
Sarah Freedman: +1 631 660 8714 / sarah.freedman@optimum.com
Media Relations
Lisa Anselmo: +1 516 279 9461 / lisa.anselmo@optimum.com
Janet Meahan: +1 516 519 2353 / janet.meahan@optimum.com
About Optimum Communications
Optimum Communications, Inc. (NYSE: OPTU) is one of the largest broadband communications and video services providers in the United States, delivering broadband, video, mobile, proprietary content and advertising services to approximately 4.3 million residential and business customers across 21 states through its Optimum brand. We operate Optimum Media, an advanced advertising and data business, which provides audience-based, multiscreen advertising solutions to local, regional and national businesses and advertising clients. We also operate News 12, which is focused on delivering best-in-class hyperlocal news content.
FORWARD-LOOKING STATEMENTS
Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this earnings release, including, without limitation, those regarding our intentions, beliefs or current expectations concerning, among other things, our future financial condition, liquidity, capital structure and results of operations; our strategy, objectives, prospects and trends, including driving margin expansion; our 2026 priorities, including, among other things: improving broadband trends (including simplifying products and pricing and improving convergence and value-added product sell-in), maintaining financial discipline (including base management, product margin expansion, cost optimization and our AI and automation capabilities) and investing for long-term value creation (including fiber expansion, network upgrades and investment in technology and tools); our capital structure, including our ability to address upcoming maturities, refinancing activities, deleveraging initiatives and transformation plans; our subscriber trends (including broadband, mobile, video and fiber, churn, customer growth, retention, penetration and lifetime value) and competitive dynamics; our go-to-market strategies and pricing and rate management strategies and the anticipated benefits thereof; network enhancements; and future developments in the markets in which we participate or are seeking to participate. These forward-looking statements can be identified by the use of forward-looking terminology, including without limitation the terms “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “opportunity”, “plan”, “project”, “should”, “target”, “outlook”, or “will” or, in each case, their negative, or other variations or comparable terminology. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. To the extent that statements in this earnings release are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements including risks referred to in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. You are cautioned to not place undue reliance on Optimum Communications’ forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made. Optimum Communications specifically disclaims any obligation to publicly update or revise any forward-looking statement, as of any future date.